                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                    AMENDMENT TO APPLICATION OR REPORT FILED
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                               TRC COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                    1-9947                 06-0853807
-------------------------------   ----------------       ----------------------
(State or other jurisdiction of   (Commission File          (IRS Employer
        incorporation)                 Number)           Identification Number)

           5 Waterside Crossing
           WINDSOR, CONNECTICUT                                   06095
----------------------------------------                 ----------------------
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (860) 298-9692

                                 AMENDMENT NO. 3

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its current Report on Form 8-K, dated October 26, 2001, as set forth in the pages attached hereto:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TRC COMPANIES, INC.

May 14, 2002                By:           /s/ Harold C. Elston, Jr.
                                      --------------------------------
                                            Harold C. Elston, Jr.
                            Senior Vice President and Chief Financial Officer
                                         (Chief Accounting Officer)

                               TRC COMPANIES, INC.

      AMENDMENT NO. 3 TO CURRENT REPORT, DATED OCTOBER 26, 2001 ON FORM 8-K

On October 15, 2001, the registrant completed the acquisition of the Site-Blauvelt Engineers Group, a transportation infrastructure firm headquartered in Mount Laurel, New Jersey with offices in a number of other states. The acquisition has been accounted for using the purchase method of accounting. This transaction was reported in Item 2 of the Current Report, dated October 26, 2001, on Form 8-K. The purpose of this amendment is to provide the financial statements of the business acquired and to update the pro forma financial information required pursuant to Item 7.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS


                                                                                               Page
      (a)    Financial statements of business acquired:
                 Site-Blauvelt Engineers Group for the year ended December 31, 2000               3
                    (with Independent Auditors' Report) and for the nine months ended
                    September 30, 2001 and 2000.

      (b)    Unaudited pro forma financial information:

                      TRC Companies, Inc. unaudited pro forma consolidated
                         financial statements:                                                   14

                      Unaudited Pro Forma Consolidated Statements of Operations
                         for the fiscal year ended June 30, 2001                                 15

                      Unaudited Pro Forma Consolidated Statements of Operations
                         for the six months ended December 31, 2001                              16

                      Notes to Unaudited Pro Forma Financial Information                         17

      (c)    Exhibits - none


                          SITE-BLAUVELT ENGINEERS GROUP

                          COMBINED FINANCIAL STATEMENTS


                      YEAR ENDED DECEMBER 31, 2000 AND THE
                  NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000






                                    CONTENTS

Report of Independent Auditors...............................................4

Combined Balance Sheet.......................................................5

Combined Statement of Income and Retained Earnings...........................6

Combined Statement of Cash Flows.............................................7

Notes to Combined Financial Statements.......................................8

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Site-Blauvelt Engineers Group

We have audited the accompanying combined balance sheet of the Site-Blauvelt Engineers Group, consisting of the corporations listed in Note 1, as of December 31, 2000, and the related combined statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 2000, of the Group, and the combined results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.


                                                     /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 9, 2001, except for Note 9,
    as to which the date is October 15, 2001

                          SITE-BLAUVELT ENGINEERS GROUP

                             COMBINED BALANCE SHEET


                                                                      September 30,       December 31,
                                                                          2001                2000
                                                                   ----------------------------------------
ASSETS                                                                 (Unaudited)
Current assets:
   Restricted cash                                                    $       50,000      $       50,000
   Accounts receivable (includes retainage of $902,000), net of allowance for doubtful accounts of $168,000 at December
     31, 2000                                                             11,442,024          13,752,991
   Unbilled revenues                                                       5,097,953           3,074,129
   Other current assets                                                      426,547             725,728
                                                                   ----------------------------------------
Total current assets                                                      17,016,524          17,602,848
                                                                   ----------------------------------------
Property and equipment                                                     5,907,591           5,663,140
Less accumulated depreciation                                              3,712,234           3,137,633
                                                                   ----------------------------------------
Property and equipment, net                                                2,195,357           2,525,507
                                                                   ----------------------------------------
Notes receivable - stockholders                                              472,500             472,500
                                                                   ----------------------------------------
Other assets                                                                 434,450             421,761
                                                                   ----------------------------------------
Total assets                                                             $20,118,831         $21,022,616
                                                                   ========================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Line of credit                                                     $    4,895,088      $    6,697,181
   Notes payable - stockholders                                                    -             200,000
   Accounts payable                                                        1,459,234             785,806
   Accrued compensation and benefits                                       1,444,233           1,083,516
   Other accrued expenses                                                    165,321             183,354
   Current maturities of long-term debt                                      194,516           1,364,731
                                                                   ----------------------------------------
Total current liabilities                                                  8,158,392          10,314,588
                                                                   ----------------------------------------
Long-term debt, less current maturities                                      850,599             719,484
                                                                   ----------------------------------------
Notes payable - stockholders                                                       -             500,000
                                                                   ----------------------------------------
Deferred income taxes                                                        938,000             938,000
                                                                   ----------------------------------------
Stockholders' equity:
   Common stock, no par value                                              1,956,211           1,954,423
   Retained earnings                                                       8,215,629           6,596,121
                                                                   ----------------------------------------
Total stockholders' equity                                                10,171,840           8,550,544
                                                                   ----------------------------------------
Total liabilities and stockholders' equity                               $20,118,831         $21,022,616
                                                                   ========================================


SEE ACCOMPANYING NOTES.

                          SITE-BLAUVELT ENGINEERS GROUP

               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS


                                                                    Nine Months Ended                Year Ended
                                                                         September 30,              December 31,
                                                                    2001              2000              2000
                                                              ------------------------------------------------------
                                                                (Unaudited)       (Unaudited)
Total revenues                                                      $30,887,227      $28,945,874       $39,216,211
Subcontract and procurement costs                                     5,418,582        4,979,823         7,105,453
                                                              ------------------------------------------------------
Operating revenue                                                    25,468,645       23,966,051        32,110,758

Costs of services                                                    10,998,017       10,020,333        13,314,008
Selling, general and administrative expenses                         12,602,310       10,882,848        14,967,815
                                                              ------------------------------------------------------
Operating income                                                      1,868,318        3,062,870         3,828,935

Other income (expense):
   Interest income                                                       30,173           44,915            60,309
   Interest expense                                                    (278,983)        (362,628)         (471,445)
                                                              ------------------------------------------------------
Net income                                                            1,619,508        2,745,157         3,417,799

Retained earnings at beginning of year                                6,596,121        4,939,792         4,939,792
Distribution to stockholders                                                  -                -          (250,000)
Recapitalization to common stock                                              -       (1,511,470)       (1,511,470)
                                                              ------------------------------------------------------
Retained earnings at end of year                                    $8,215,629        $6,173,479    $    6,596,121
                                                              ======================================================


SEE ACCOMPANYING NOTES.

                          SITE-BLAUVELT ENGINEERS GROUP

                        COMBINED STATEMENT OF CASH FLOWS


                                                                       Nine Months Ended          Year Ended
                                                                         September 30,           December 31,
                                                                             2001                    2000
                                                                   -------------------------------------------------
                                                                         (Unaudited)
OPERATING ACTIVITIES
Net income                                                                $1,619,508               $3,417,799
Adjustments to reconcile net income to net cash
   used in operating activities:
     Depreciation and amortization                                           762,961                  910,978
     Bad debt expense                                                        166,308                  (65,384)
     Changes in operating assets and liabilities:
       Accounts receivable                                                 2,144,659               (4,921,797)
       Unbilled revenues                                                  (2,023,824)                (187,488)
       Other current assets                                                  299,181                 (467,161)
       Other assets                                                          (17,628)                 (74,144)
       Accounts payable                                                      673,428                 (455,392)
       Accrued expenses                                                      342,684                  147,873
                                                                   -------------------------------------------------
Net cash provided by (used in) operating activities                        3,967,277               (1,694,716)
                                                                   -------------------------------------------------
INVESTING ACTIVITIES
Capital expenditures                                                        (119,408)              (1,456,692)
                                                                   -------------------------------------------------
Net cash used in investing activities                                       (119,408)              (1,456,692)
                                                                   -------------------------------------------------
FINANCING ACTIVITIES
Proceeds from long-term debt                                                       -                  566,753
Repayment of long-term debt                                                 (695,776)                (559,853)
Proceeds from notes payable                                                        -                  825,000
Repayment of notes payable                                                (1,350,000)                (300,000)
Net borrowings (repayments) on line of credit                             (1,802,093)               2,619,508
                                                                   -------------------------------------------------
Net cash provided by (used in) financing activities                       (3,847,869)               3,151,408
                                                                   -------------------------------------------------
Net change in restricted cash
Restricted cash at beginning of year                                          50,000                   50,000
                                                                   -------------------------------------------------
Restricted cash at end of year                                         $      50,000            $      50,000
                                                                   =================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW AND NONCASH TRANSACTIONS
Cash paid for interest                                                 $     248,921            $     471,438
                                                                   =================================================
Equipment obtained with capital leases                                 $     306,676            $     431,656
                                                                   =================================================
Distribution of notes receivable - stockholders                        $           -            $     250,000
                                                                   =================================================



SEE ACCOMPANYING NOTES.

                          SITE-BLAUVELT ENGINEERS GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

1. BUSINESS AND BASIS OF PRESENTATION

The combined financial statements include the accounts of Site-Blauvelt Engineers, Inc., a New Jersey corporation, Site-Blauvelt Engineers, Inc., a Virginia corporation, Site Construction Services, a New Jersey corporation, and Site-Blauvelt Engineers, Inc., a New York corporation (collectively referred to herein as the "Group"). The members of the Group are owned and controlled by the same stockholders. On January 1, 2000, the stockholders contributed all of their stock in Site-Blauvelt Engineers, Inc. New Jersey to Site-Blauvelt Engineers, Inc. New York at book value. Accordingly, the December 31, 2000 financial statements reflect the consolidation of these two entities along with the combination of Site-Blauvelt Engineers, Inc. Virginia and Site Construction Services.

The financial statements as of and for the nine months ended September 30, 2001 also include the results of Site-Blauvelt Engineers, Inc. Ohio, a company formed in 2001. Site-Blauvelt Engineers, Inc. Ohio's activities were minimal during such period.

All significant intercompany accounts and transactions have been eliminated in the accompanying combined financial statements.

The Group offers professional services in Highway Design, Bridge Inspections and Design, Geotechnical Engineering and Consultation, Resident Engineering, and Construction Inspection and Testing. In support of the Group's professional credentials, it also maintains regionally located soils and concrete testing laboratories, a full complement of skid, truck, track, and ATV-mounted drilling equipment, Computer Assisted Design (CAD) workstations, and survey crews.

2. ACCOUNTING POLICIES

SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

The Group had contract revenues from six state Departments of Transportation which accounted for approximately 87% of total revenues in 2000. Amounts due from these customers accounted for approximately 85% of net accounts receivable at December 31, 2000.

The Group performs ongoing credit evaluations of its customers' financial condition and, except where risk warrants, requires no collateral.

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets which range from 2 years to 7 years.

REVENUE RECOGNITION

The Group earns revenue primarily on a time and materials basis. Certain government customers withhold payment under contract retainage provisions. Based on the Group's experience with similar contracts in recent years, the retention balance is expected to be collected during the year following the last billing date.

RESTRICTED CASH

The Group has an agreement with the New York Department of Transportation whereby $50,000 has been deposited in an escrow account in lieu of the Department of Transportation withholding payments under retainage provisions.

OTHER ASSETS

Included in other long-term assets at December 31, 2000 is an intangible asset related to the acquisition of a corporate charter acquired in 1997 for $250,000. The charter is being amortized over its estimated useful life of 40 years. Accumulated amortization at December 31, 2000 was $18,750.

INCOME TAXES

The members of the Group, with the consent of its stockholders, have elected S Corporation status for federal and state income tax purposes. In lieu of income taxes paid by the Group, the stockholders of an S Corporation are taxed on their share of the Group's taxable income or receive the benefit of their share of the Group's taxable loss. Therefore, no provision or benefit for federal and state income taxes has been reflected in the combined statements of operations. However, under Internal Revenue Section 1374, the Group may be subject to a corporate level tax which is imposed on any "built-in gain" recognized on the disposition of assets within 10 years from the date of conversion to S Corporation of one of the corporations in 1995. This built-in gains tax has been classified as a long-term deferred tax liability at December 31, 2000.

INTERIM FINANCIAL INFORMATION

The financial statements and disclosures included herein for the nine months ended September 30, 2001 and 2000 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a fiscal year.

3. RELATED PARTY TRANSACTIONS

Notes receivable - stockholders are due on demand and earn interest quarterly at 8%. Interest income from the notes receivable was approximately $60,000 in 2000 and is included in other long-term assets.

Notes payable - stockholders consists of subordinated notes payable to several of the Group's stockholders totaling $700,000. Principal is due on demand with interest payable quarterly at 7.1% on $200,000 of the notes, 12% on $200,000 of the notes, and at 7% on the remaining $300,000 of the notes. Based on the intentions of the noteholders to not require repayment of $500,000 of the notes payable during 2001, this amount has been classified as long-term. Total interest paid in connection with notes payable - stockholders was approximately $59,200 in 2000. The notes are subordinate to the line of credit and other senior debt.

During the nine months ended September 30, 2001, in contemplation of the transaction described in Note 9, the Group repaid all of the notes payable - stockholders (unaudited).

4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2000:


Machinery and equipment                                    $1,274,308
Computer equipment                                          1,025,622
Furniture and fixtures                                        625,488
Vehicles                                                    1,768,023
Leasehold improvements                                        969,699
                                                     -------------------
                                                            5,663,140
Less accumulated depreciation                               3,137,633
                                                     -------------------
                                                           $2,525,507
                                                     ===================


5. DEBT

Debt consists of the following at December 31, 2000:



 Note payable to bank due in monthly installments of $15,625 plus interest at
    8.6%, collateralized by certain machinery and
    equipment, maturing in June 2002                                           $281,250
 Note payable to bank due in equal monthly installments of $2,917 plus interest at 8.7%, collateralized by certain machinery and
    equipment, final payment due April 2001                                       8,750
 Note payable to bank due in monthly installments of $16,210 plus interest at 8.6%, collateralized by certain machinery and
    equipment, maturing in October 2003                                         551,128
 Subordinate installment debentures with monthly interest payments
    of 7.6%, principal due in full on demand                                    525,000
 Subordinate installment debenture with monthly interest payments
    of 8.0%, principal due in full in August 2001                               125,000
 Capital lease obligations (Note 6)                                             593,087
                                                                       ------------------
                                                                              2,084,215
 Less current maturities                                                      1,364,731
                                                                       ------------------
                                                                         $      719,484
                                                                       ==================


Maturities of long-term debt, including capital leases are as follows:


2001                                      $1,364,731
2002                                         496,230
2003                                         223,254
                                    ------------------
                                          $2,084,215
                                    ==================


The Group has a $7,000,000 bank line of credit which permits borrowings of 85% of eligible accounts receivable, as defined. A commitment fee equal to .25% of the unused line of credit is payable quarterly. The line of credit is due on demand and expires on October 30, 2002.

The above line of credit facility bears interest at a rate selected by the Group (Prime minus .5% or LIBOR Market Index Rate plus 2%) as adjusted in accordance with the agreement (8.63% at December 31, 2000). This credit facility is collateralized by substantially all of the Group's assets and requires the Group to maintain certain minimum working capital and debt ratios.

6. COMMITMENTS

The Group rents automobiles, office space, and office equipment under operating leases with terms expiring through 2009. The Group additionally rents machinery and equipment on a short-term basis as needed. Total rent expense was approximately $1,165,000 in 2000. Future minimum rental payments under operating leases for the years ending December 31, 2000, are approximately:


2001                                                   $      962,000
2002                                                          960,000
2003                                                          966,000
2004                                                          699,000
2005 and thereafter                                         1,438,000
                                                     -------------------
Total minimum rental payments                              $5,025,000
                                                     ===================


The Group entered into agreements to lease certain assets which have been accounted for as capital leases. The assets are recorded at the lesser of the fair value of the asset or at the present value of minimum lease payments and included in property and equipment in the amount of $1,247,349 at December 31, 2000. Accumulated depreciation at December 31, 2000 is approximately $693,000.

Future minimum lease payments subsequent to December 31, 2000 under the aforementioned capital leases are as follows:


2001                                                        $368,932
2002                                                         222,955
2003                                                          63,650
                                                     ------------------
Total minimum lease payments                                 655,537
Less amount representing interest                            (62,450)
                                                     ------------------
Present value of net minimum lease payments                 $593,087
                                                     ==================


7. COMMON STOCKS

The following table summarizes the common stock authorized, issued and outstanding of the companies which comprise the Group at December 31, 2000:


                                                                          SHARES ISSUED       STATED
                                                      SHARES AUTHORIZED  AND OUTSTANDING       VALUE
                                                     ------------------------------------------------------
Site-Blauvelt Engineers, Inc., New York                          1                1           $1,951,834
Site Construction Services, New Jersey                         100               22                1,100
Site-Blauvelt Engineers, Inc., Virginia                      4,000              110                1,489
                                                                                        -------------------
                                                                                              $1,954,423
                                                                                        ===================


8. EMPLOYEE BENEFIT PLAN

The companies of the Group sponsor a defined contribution 401(k) employee benefit plan covering substantially all employees. Matching contributions by the companies of the Group are discretionary. Matching contributions and administrative expenses under the plan were approximately $452,000 in 2000.

9. SUBSEQUENT EVENT

On October 15, 2001, the Group completed the sale of all of its capital stock to TRC Companies, Inc. ("TRC") for approximately $22.4 million (after closing adjustments but before contingent consideration) consisting of 869,588 shares of TRC's common stock. The purchase price is net of the fees of the Group's financial advisor of approximately $1.1 million, that TRC agreed to pay.

                               TRC COMPANIES, INC.

        UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT INFORMATION


The accompanying unaudited pro forma consolidated statements of operations for the fiscal year ended June 30, 2001 and for the six months ended December 31, 2001, reflect the historical results of operations of TRC Companies, Inc. ("TRC" or "the Company") adjusted to reflect the acquisition of Site-Blauvelt Engineers Group ("Site") using the purchase method of accounting, as if the acquisition had occurred as of the beginning of the year ended June 30, 2001. The pro forma adjustments are described in the notes following the unaudited pro forma consolidated financial statement information.

The unaudited pro forma consolidated financial statement information is presented for informational purposes only. The pro forma results from operations and financial position are not necessarily indicative of what would have resulted had the acquisition occurred on the dates indicated, nor does the pro forma financial information purport to be indicative of results of operations or the financial position which may occur in the future. The Company believes that it has used reasonable methods in the preparation of this financial statement information.

On July 1, 2001, the Company adopted the provisions of Statement of Financial Standard ("SFAS") No. 142, Goodwill and Other Intangible Assets. SFAS 142 requires that ratable amortization of goodwill be replaced with periodic tests of the goodwill's impairment and that identifiable intangible assets other than goodwill be amortized over their useful lives. Accordingly, the table below shows the effect on net income and earnings per share had SFAS 142 been adopted at the beginning of the year ended June 30, 2001 (dollars in thousands, except per share amounts).


                                                   Year Ended June 30, 2001
                                              ----------------------------------
                                                Pro forma         As reported
                                              ---------------   ----------------
Net income                                    $       10,001    $         8,985
Add back goodwill
  amortization (net of taxes)
                                                       1,531                948
                                              ---------------   ----------------
Adjusted net income                           $       11,532    $         9,933
                                              ===============   ================

Basic earnings per share                      $          .85    $           .83
Add back goodwill
  amortization (net of taxes)
                                                         .13                .09
                                              ---------------   ----------------
Adjusted basic earnings per share             $          .98    $           .92
                                              ===============   ================

Diluted earnings per share                    $          .78    $           .75
Add back goodwill
  amortization (net of taxes)
                                                         .12                .08
                                              ---------------   ----------------
Adjusted diluted earnings per share           $          .90    $           .83
                                              ===============   ================


                               TRC COMPANIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2001
                                   (unaudited)


                                                         As reported                           Pro forma
                                                 ----------------------------   ----------------------------------------
                                                     TRC            Site         Adjustments    Notes       Combined
                                                 ------------   -------------   ------------- ---------   --------------
(in thousands, except per share data)

GROSS REVENUE                                  $     181,473  $       41,115  $           -             $       222,588
  Less subcontractor costs
    and direct charges                                57,271           7,993              -                      65,264
                                                 ------------   -------------   ------------              --------------
NET SERVICE REVENUE                                  124,202          33,122              -                     157,324
                                                 ------------   -------------   ------------              --------------
OPERATING COSTS AND EXPENSES:
  Cost of services                                   100,587          28,918              -                     129,505
  General and administrative expenses                  3,909               -              -                       3,909
  Depreciation and amortization                        3,771             976          1,098     (a)               5,845
                                                 ------------   -------------   ------------              --------------
                                                     108,267          29,894          1,098                     139,259
                                                 ------------   -------------   ------------              --------------

INCOME FROM OPERATIONS                                15,935           3,228         (1,098)                     18,065

Interest expense                                       1,541             431             66     (b)               2,038
                                                 ------------   -------------   ------------              --------------
INCOME BEFORE TAXES                                   14,394           2,797         (1,164)                     16,027

Federal and state income tax provision                 5,409               -            617     (c)               6,026
                                                 ------------   -------------   ------------              --------------
NET INCOME                                             8,985           2,797         (1,781)                     10,001

Dividends and accretion charges
  on preferred stock                                       -               -              -                           -

                                                 ------------   -------------   ------------              --------------
NET INCOME AVAILABLE TO
  COMMON SHAREHOLDERS                            $     8,985    $      2,797    $    (1,781)              $      10,001
                                                 ============   =============   ============              ==============

EARNINGS PER SHARE:
  Basic                                          $       .83                                              $         .85
  Diluted                                                .75                                                        .78
                                                 ============                                             ==============

AVERAGE SHARES OUTSTANDING:
  Basic                                               10,854                            870     (d)              11,724
  Diluted                                             11,934                            870     (d)              12,804
                                                 ============                   ============              ==============



                        See accompanying pro forma notes.

                               TRC COMPANIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2001
                                   (unaudited)


                                                           As reported(1)                           Pro forma
                                                ----------------------------------   -----------------------------------------
                                                     TRC               Site            Adjustments    Notes        Combined
                                                -------------    -----------------   -------------------------   -------------
(in thousands, except per share data)

GROSS REVENUE                                   $    124,482     $         12,849    $          -                $    137,331
  Less subcontractor costs
    and direct charges                                41,960                1,755               -                      43,715
                                                -------------    -----------------   -------------               -------------
NET SERVICE REVENUE                                   82,522               11,094               -                      93,616
                                                -------------    -----------------   -------------               -------------

OPERATING COSTS AND EXPENSES:
    Cost of Services                                  66,421                9,746               -                      76,167
    General and administrative expenses                2,403                    -               -                       2,403
    Depreciation and amortization                      1,426                  286              48     (a)               1,760
                                                -------------    -----------------   -------------               -------------
                                                      70,250               10,032              48                      80,330
                                                -------------    -----------------   -------------               -------------

INCOME FROM OPERATIONS                                12,272                1,062             (48)                     13,286

Interest expense                                         617                  112              19     (b)                 748
                                                -------------    -----------------   -------------               -------------
INCOME BEFORE TAXES                                   11,655                  950             (67)                     12,538

Federal and state income tax provision                 4,458                    -             338     (c)               4,796
                                                -------------    -----------------   -------------               -------------
NET INCOME                                             7,197                  950            (405)                      7,742

Dividends and accretion charges
  on preferred stock                                      25                    -               -                          25

                                                -------------    -----------------   -------------               -------------
NET INCOME AVAILABLE
  TO COMMON SHAREHOLDERS                        $      7,172     $            950    $       (405)               $      7,717
                                                =============    =================   =============               =============

EARNINGS PER SHARE:
    Basic                                       $        .62                                                     $        .64
    Diluted                                              .55                                                              .57
                                                =============                                                    =============

AVERAGE SHARES OUTSTANDING:
  Basic                                               11,644                                  507     (d)              12,151
  Diluted                                             13,004                                  507     (d)              13,511
                                                =============                        =============               =============


(1) The as reported Statement of Operations for Site reflects results for the July 1, 2001 to October 15, 2001 period. The as reported Statement of Operations for TRC includes Site's results from October 16, 2001 to December 31, 2001.

                        See accompanying pro forma notes.

                               TRC COMPANIES, INC.

             NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

a. Adjustment to reflect amortization of costs in excess of the fair value of the net assets acquired (goodwill) on a straight-line basis over twenty years and amortization of intangible assets over estimated useful lives.

b. Adjustment to record additional interest expense resulting from additional bank borrowings in connection with the acquisition.

c. Adjustment to income tax provision to reflect tax effect of foregoing adjustments and the termination of Site's Subchapter S income tax status.

d. Adjustment to record issuance of TRC common stock in connection with the acquisition.